Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,278,050
Unrealized Gain (Loss) on Market Value of Futures	(202,810)
Dividend Income	67,916
Interest Income	127,082
ETF Transaction Fees	350
Total Income (Loss)	$2,270,588

Expenses
General Partner Management Fees	$61,187
Professional Fees	2,971
Brokerage Commissions	8,945
Non-interested Directors' Fees and Expenses	1,035
Prepaid Insurance Expense	536
Total Expenses	74,674
Expense Waiver	(1,250)
Net Expenses	$73,424
Net Income (Loss)	$2,197,164

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$95,786,573
Withdrawals (200,000 Shares)	(3,823,300)
Net Income (Loss)	2,197,164

Net Asset Value End of Month	$94,160,437
Net Asset Value Per Share (4,900,000 Shares)	$19.22

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596